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Exhibit 10.6

ACCPAC INTERNATIONAL, INC.

2002 STOCK INCENTIVE PLAN

I.    PURPOSE.

        The purpose of the ACCPAC International, Inc. 2002 Stock Incentive Plan (the "Plan") is to enhance and promote the interests of ACCPAC International, Inc. (the "Company") by attracting and retaining exceptionally qualified individuals, including employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries through awards of equity ownership opportunities and performance-based incentives that enable such individuals to participate in the long term growth and future financial success of the Company.

II.    DEFINITIONS.

        Unless the context clearly indicates otherwise, capitalized terms in the Plan or an Award Agreement shall have the meanings assigned to such terms in this Section II. The use of the masculine pronoun in the Plan or an Award Agreement shall refer to both male and female Award recipients, and any term used in the singular also shall refer to the plural:

        (a)  "Award" means a grant of an option to purchase shares of common stock of the Company or a grant of restricted shares of common stock of the Company pursuant to the terms of the Plan.

        (b)  "Award Agreement" means the written agreement entered into by the Grantee and the Company evidencing the grant of an Award under the Plan.

        (c)  "Beneficiary" means the person or persons designated by the Grantee, in writing and in the manner designated by the Committee or its delegee, as his beneficiary with respect to an Award; or, the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Company before the Grantee's death. Any such designation may be revoked and a new designation substituted therefor, in the manner designated by the Committee or its delegee, at any time before the Grantee's death.

        (d)  "Board of Directors" or "Board" means the Board of Directors of the Company.

        (e)  "Change in Control" means the occurrence of any of the following events:

          (1)  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a shareholder of the Company or a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total combined voting power of the Company's then-outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders and which the Board does not recommend such shareholders to accept;

          (2)  a change in the composition of the Board over a period of twenty-four consecutive months or less such that a majority of the members of the Board ceases to be comprised of individuals who are Continuing Members; for such purpose, a "Continuing Member" means an individual who is a member of the Board on the first day of such twenty-four-month period and any successor of a Continuing Member who is elected to the Board or nominated for election by action of a majority of Continuing Members then serving on the Board; or

          (3)  approval by shareholders of the Company of:

            (i)    a merger, consolidation, or reorganization involving the Company, unless the shareholders of the Company as of the date immediately before the merger, consolidation, or reorganization, own, directly or indirectly immediately following such merger, consolidation, or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

            (ii)  the complete liquidation or dissolution of the Company; or

            (iii)  an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

        (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        (g)  "Committee" means the Compensation Committee of the Board of Directors or such other committee designated by the Board to administer the Plan and which consists of such number of members of Board with such qualifications as are required to satisfy the requirements of (i) Rule 16b-3 under the Exchange Act, and (ii) section 162(m) of the Code, and the regulations thereunder, as in effect from time to time, to the extent that Awards made under the Plan are intended to qualify as performance-based compensation under section 162(m) of the Code.

        (h)  "Disability" or "Disabled" means having a total and permanent disability as defined in section 22(e)(3) of the Code.

        (i)    "Effective Date" means July 22, 2002.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time (including any successor rule of similar import).

        (k)  "Fair Market Value" means, as of any date, the value of Shares determined as follows:

          (1)  where there exists a public market for the Shares, the Fair Market Value of the Shares shall be the closing price of a Share for the last market trading day prior to the time of determination (or, if no closing price was reported on such date, the closing price on the last trading date on which a closing price was reported) on the stock exchange determined by the Committee to be the primary market for the Shares or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, whichever is applicable, as reported by The Wall Street Journal or such other source as the Committee deems reliable, or

          (2)  in the absence of an established market of the type described in (1), above, for the Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and in a manner consistent with section 260.140.50 of Title 10 of the California Code of Regulations, including any successor thereto, and section 422 of the Code.

        (l)    "Grantee" means a person to whom an Award has been granted under the Plan.

        (m)  "Incentive Stock Option" means an Option that complies with the terms and conditions set forth in section 422(b) of the Code and is not designated as a Nonstatutory Stock Option.

        (n)  "Nonstatutory Stock Option" means an Option granted under the Plan that is designated as a nonstatutory stock option or that does not comply with the terms and conditions set forth in section 422(b) of the Code.

        (o)  "Option" means an option to purchase Shares pursuant to the provisions of the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include both Incentive Stock Options and Nonstatutory Stock Options.

        (p)  "Parent" means any parent corporation of the Company within the meaning of section 424(e) of the Code (or a successor provision of similar import).

        (q)  "Performance-Based Award" means an Award that is intended to be performance-based compensation within the meaning of section 162(m)(4)(C) of the Code and is designated by the Committee as a Performance-Based Award pursuant to Section XI hereof.

        (r)  "Public Company" means the Company if (i) the Company has a class of common equity securities required to be registered pursuant to section 12 of the Exchange Act and has been subject to the reporting requirements of section 13 of the Exchange Act for a period of at least 90 days immediately preceding the event giving rise to the necessity of determining whether the Company is a Public Company, or (ii) the Company has been subject to the reporting requirements of section 15(d) of the Exchange Act.

        (s)  "Restricted Shares" means Shares granted pursuant to Section X hereof and subject to such restrictions and other terms and conditions as the Committee shall determine in accordance with the Plan.

        (t)    "Securities Act" means the Securities Act of 1933, as in effect from time to time (including any successor rule of similar import).

        (u)  "Service" means employment or service with the Company or a Subsidiary or Parent.

        (v)  "Shares" means shares of common stock of the Company, par value $0.01 per share.

        (w)  "Subsidiary" means a subsidiary corporation of the Company within the meaning of section 424(f) of the Code (or a successor provision of similar import).

        (x)  "Substantial Shareholder" means any person who owns, within the meaning of sections 422 and 424 of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or of a Parent or any Subsidiary.

III.    EFFECTIVE DATE AND DURATION OF THE PLAN.

        The Plan shall be effective as of the Effective Date, subject to approval of the Plan by shareholders of the Company within twelve months of the Effective Date. Upon approval by shareholders of the Company of the Plan and Awards granted after the Effective Date and before the date shareholder approval is obtained, such Awards shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date; provided that Shares shall not be issued pursuant to Awards, and Options shall not be exercisable, before such shareholder approval is obtained. If shareholders of the Company fail to approve the Plan within twelve months after the Effective Date, any Awards granted under the Plan shall be null and void as of the date of grant. The Plan shall be effective for a term of ten years after the Effective Date, unless earlier terminated pursuant to Section XIX hereof.

IV.    SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

        (a)  Subject to adjustment as provided in Section XVIII hereof, the aggregate number of Shares reserved for issuance under the Plan is 2,309,500 Shares. The Shares subject to an Award may be authorized but unissued Shares, or Shares held by the Company in its treasury. If Shares subject to an Award are not issued because the Award terminates, is cancelled, or expires before exercise, in whole or in part, such Shares shall be restored to the aggregate number of Shares reserved for issuance pursuant to Awards granted under the Plan.

        (b)  To the extent required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of Shares issuable upon the exercise of all outstanding Options and the total number of Shares provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the Shares outstanding at the time the calculation is made.

        (c)  The maximum number of Shares that may be the subject of Awards to a key employee in any fiscal year of the Company is 1,000,000 Shares. For purposes of this subparagraph (c), (i) if an Award held by a key employee is cancelled, terminates or expires, in whole or in part, without the issuance of Shares under the Award, the cancelled, terminated or expired portion of the Award shall be counted against the maximum number of Shares with respect to which Awards may be granted to such key employee for such fiscal year, and (ii) if, after grant, the exercise price of an Option is reduced (other than pursuant to the adjustment provisions of Section XVIII hereof), the transaction shall be treated as the cancellation of the Option and the grant of a new Option, and both the Option that is deemed to be cancelled and the Option that is deemed to be granted shall reduce the maximum number of Shares for which Awards may be granted to such key employee for such fiscal year.

V.    ADMINISTRATION OF THE PLAN.

        (a)  The Plan shall be administered by the Committee. Any Committee that administers the Plan shall consist solely of non-employee directors of the Company, and shall include not fewer than two of such non-employee directors, each of whom must be an "outside director" for purposes of section 162(m) of the Code, and each of whom meets the eligibility requirements of Rule 16b-3 of the Exchange Act.

        (b)  The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, to (i) determine from time to time the individuals to whom Awards shall be granted and the number of Shares to be subject to such Awards, (ii) determine the purchase price of Shares subject to an Award, (iii) determine the frequency with which Awards shall be granted, (iv) determine the date on which an Award shall be granted, (v) determine any performance criteria applicable to an Award, (vi) interpret the Plan, (vii) adopt, amend and rescind rules and regulations relating to the Plan, as it deems proper, (viii) determine the terms and provisions of the instruments by which Awards shall be evidenced and the restrictions applicable to Awards, and (ix) make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan. Any action that the Committee may take through a written instrument executed by all of its members then in office shall be as effective as though taken at a meeting duly called and held.

        (c)  The determinations, interpretations, and other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

        (d)  The Committee may, in its sole discretion, authorize the Chief Executive Officer of the Company to grant Awards under the Plan to employees who are not key employees of the Company; provided that the Chief Executive Officer shall not grant any Award (i) that would not comply with Rule 16b-3 of the Exchange Act or (ii) that is intended to qualify as performance-based compensation within the meaning of section 162(m) of the Code. The exercise price of an Option granted by the Chief Executive Officer shall not be less than the Fair Market Value of the Shares subject to the Option as of the date of grant.

        (e)  Any Award granted to a member of the Committee shall be approved by the Board, and no member of the Committee may approve an Award to himself.

        (f)    In addition to any other rights of indemnification they may have as members of the Board, each member of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by a member of the Committee in connection with any action, suit, or proceeding to which such member of the Committee may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by him in settlement thereof (provided that such settlement is approved by legal counsel selected by the Company) or paid by him in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based on bad faith. Upon the institution of any such action, suit, or proceeding, each member of the Committee shall notify the Company in writing, giving the Company an opportunity, at its own expense, to undertake any endeavor, including the defense of the same before the Committee member undertakes any such endeavor on his own behalf.

VI.    ELIGIBILITY TO RECEIVE AWARDS.

        (a)  Awards may be granted under the Plan to (i) any employee of the Company or a Subsidiary, including any such employee who is an officer or director of the Company or a Subsidiary, and (ii) any other individual whose participation in the Plan is determined to be in the interests of the Company, including consultants or non-employee directors. In each case Grantees shall be determined under clause (i) or (ii) hereunder by the Committee, Board, or Chief Executive Officer, in accordance with Section V hereof. Incentive Stock Options may be granted by the Committee and may be granted only to employees of the Company or a Subsidiary.

        (b)  All determinations by the Committee, the Board, or the Chief Executive Officer of the Company, as applicable, as to the identity of the persons to whom Awards shall be granted hereunder shall be final, binding, and conclusive.

VII.    AWARD AGREEMENT.

        (a)  No Award shall be effective with respect to a Grantee unless he shall have executed and delivered an Award Agreement to the Company. The Award Agreement shall include the terms and conditions set forth in the Plan, and may include such other provisions not inconsistent with the terms of the Plan. Appropriate officers of the Company are hereby authorized to execute and deliver Award Agreements in the name of the Company as directed from time to time by the Committee.

        (b)  Awards granted to Grantees need not contain similar terms and conditions, regardless of whether the Grantees are similarly situated. The recommendation or selection of a Grantee as a recipient of an Award shall not be deemed to entitle the Grantee to or confer rights on the Grantee under the Award prior to the date it is granted. The granting of an Award shall not be deemed either to entitle the Grantee to receive or to disqualify the Grantee from receiving any other Award under the Plan, except as otherwise provided herein.

VIII.    INCENTIVE STOCK OPTIONS.

        (a)  The Committee may authorize the grant of Incentive Stock Options to employees of the Company and of any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, subject to the terms and conditions set forth in the Plan. The Committee shall not grant Incentive Stock Options to non-employees, including without limitation non-employee directors. The Award Agreement relating to an Incentive Stock Option shall state that the Option evidenced by the Award Agreement is intended to be an "incentive stock option" within the meaning of section 422(b) of the Code.

        (b)  An Incentive Stock Option shall terminate not later than the date that is ten years after the date of grant as set forth in the Award Agreement, provided that if the Grantee is a Substantial Shareholder, the Incentive Stock Option shall terminate as of a date that is not more than five years after the date of grant as set forth in the Award Agreement, subject in each case to earlier termination pursuant to the terms of the Plan and the Award Agreement.

        (c)  An Incentive Stock Option that otherwise satisfies the requirements under section 422 of the Code shall be treated as a Nonstatutory Stock Option to the extent the Option first becomes exercisable in a calendar year with respect to Shares the aggregate Fair Market Value of which exceeds $100,000. For purposes of this subparagraph (c), the Fair Market Value of Shares subject to an Option shall be determined as of the date the Option is granted. This paragraph (c) shall be applied by taking Options into account in the order in which they were granted and shall include options granted under all plans of the Company, its Parent, and its Subsidiaries.

        (d)  The per-Share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted; provided that with respect to any Incentive Stock Option granted to a Grantee who is a Substantial Shareholder as of the grant date, the per-Share exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the date of grant. Notwithstanding the preceding sentence, in no event shall an Incentive Stock Option be granted or exercised if the per-Share exercise price is less than par value of a Share.

        (e)  Any Grantee who disposes of Shares acquired pursuant to the exercise of an Incentive Stock Option either (i) within two years after the date on which the Option was granted, or (ii) within one year after the transfer of such Shares to the Grantee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

        (f)    If an Option granted under the Plan purports to be an Incentive Stock Option but fails to satisfy the criteria under section 422(b) of the Code other than as described in subparagraph (c), above, the Option may, at the discretion of the Committee, be deemed to be a Nonstatutory Stock Option.

        (g)  If the Company is not a Public Company as of the date an Incentive Stock Option is granted to an employee (other than an officer or director of the Company or a Subsidiary), and unless the Award Agreement provides a shorter vesting schedule, each Incentive Stock Option granted to such an employee shall vest at a rate of not less than 20% per twelve-month period and shall vest in full over the 60-month period beginning on the date of grant, subject to such reasonable conditions as the Committee may determine, including the continued Service of the Grantee. Incentive Stock Options granted to an officer or director of the Company or a Subsidiary before the Company becomes a Public Company shall not be subject to the minimum vesting requirements described in the preceding sentence, but shall be subject to the vesting schedule described in the Award Agreement. Incentive Stock Options granted on or after the date the Company becomes a Public Company shall be subject to the vesting schedule described in the Award Agreement evidencing the Incentive Stock Option.

IX.    NONSTATUTORY STOCK OPTIONS.

        (a)  The Committee, Board, or Chief Executive Officer of the Company may authorize the grant of Nonstatutory Stock Options, subject to the terms and conditions set forth in the Plan. The Award Agreement evidencing a Nonstatutory Stock Option shall state that the Option evidenced by the Award Agreement shall be treated as a Nonstatutory Stock Option.

        (b)  A Nonstatutory Stock Option shall terminate not later than ten years after the date of grant as set forth in the Award Agreement, except to the extent the Nonstatutory Stock Option terminates earlier pursuant to the terms of the Plan and the Award Agreement.

        (c)  The per-Share exercise price of a Nonstatutory Stock Option shall not be less than 100% of the Fair Market Value of a Share as of the date of grant; provided that if the Company is not a Public Company as of the date a Nonstatutory Stock Option is granted to a Substantial Shareholder, the exercise price of such Nonstatutory Stock Option shall not be less than 110% of the Fair Market Value of a Share as of the date of grant. Notwithstanding the preceding sentence, in no event may a Nonstatutory Stock Option be granted or exercised if the exercise price per Share is less than par value of a Share.

        (d)  If the Company is not a Public Company as of the date a Nonstatutory Stock Option is granted to an employee (other than an officer or director of the Company or a Subsidiary), and unless the Award Agreement provides a shorter vesting schedule, each Nonstatutory Stock Option granted to such an employee shall vest at a rate of not less than 20% per twelve-month period and shall vest in full over the 60-month period beginning on the date of grant, subject to such reasonable conditions as the Committee may determine, including the continued Service of the Grantee. Nonstatutory Stock Options granted to an officer or director of the Company or a Subsidiary before the Company becomes a Public Company shall not be subject to the minimum vesting requirements described in the preceding sentence. Nonstatutory Stock Options granted on or after the date the Company becomes a Public Company shall be subject to the vesting schedule described in the Award Agreement evidencing the Nonstatutory Stock Option.

X.    RESTRICTED SHARES.

        (a)  The Committee, Board, or Chief Executive of the Company may authorize the grant of Restricted Shares, subject to Sections V and XI hereof. Awards of Restricted Shares shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

        (b)  Restricted Shares granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event a stock certificate is issued with respect to a grant of Restricted Shares, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Shares. Any attempt to dispose of the Shares in contravention of such terms, conditions and restrictions shall be ineffective.

        (c)  Except as otherwise determined by the Committee, upon a Grantee's termination of Service for any reason during the period before all restrictions applicable to Restricted Shares lapse, all Shares to which restrictions apply shall be forfeited and reacquired by the Company; provided, however, that the Committee may waive, in whole or in part, any or all remaining restrictions if it determines that such waiver is in the best interests of the Company.

        (d)  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Shares within a reasonable period after all applicable restrictions have expired, lapsed, or been waived.

        (e)  If, after Restricted Shares are transferred to a Grantee, the Grantee properly elects pursuant to section 83(b) of the Code, to include in gross income for Federal income tax purposes the amount determined under section 83(b) of the Code, the Grantee shall furnish to the Company a copy of his completed and signed election form, and shall pay (or make arrangements satisfactory to the Company to pay) to the Company any Federal, state or local taxes required to be withheld with respect to the Shares. If the Grantee fails to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares.

XI.    PERFORMANCE-BASED AWARDS.

        (a)  The Committee may, at the time of grant, designate any Award of Restricted Shares as a Performance-Based Award intended to qualify as performance-based compensation under section 162(m) of the Code and the regulations thereunder, provided that such designation shall be included in the Award Agreement as of the grant date of the Award.

        (b)  Each Performance-Based Award that is an Award of Restricted Shares shall be subject to following terms and conditions:

          (1)  As determined by the Committee in its sole discretion, either the grant of, or the lapse of restrictions with respect to, Restricted Shares shall be based on a Grantee's or the Company's attainment of performance goals established by the Committee using one or more of the following criteria as the applicable performance targets: (i) increase in net sales; (ii) pretax income before allocation of corporate overhead and/or bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) attainment of division, group or corporate financial goals; (vii) return on shareholders' equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) gross profits; (xi) appreciation in or maintenance of the price of the common stock or any other publicly-traded securities of the Company; (xii) increase in market share; (xiii) earnings before interest and taxes; (xiv) earnings before interest, taxes, depreciation and amortization; (xv) comparisons with various stock market indices; (xvi) economic value-added models; or (xvii) reductions in costs. The performance goals shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the performance goal is met. The establishment of the actual performance goals and, if the grant of, or lapse of restrictions with respect to, a Performance-Based Award is based on more than one of the foregoing financial criteria, the weighing of such financial criteria, shall be at the sole discretion of the Committee.

          (2)  The Committee shall establish, in writing, (i) the performance goals applicable to a particular fiscal year of the Company, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable (within the meaning of section 162(m) of the Code) to a Grantee if the performance goals are achieved, and (ii) in all cases the performance goals applicable to an Award shall be established by the Committee, in writing, not later than 90 days after the commencement of the fiscal year to which the performance goal(s) relates (but in no event after 25% of such fiscal year has elapsed).

          (3)  The Award shall not be granted or restrictions on Shares subject to the Award shall not lapse, as applicable, for a fiscal year of the Company unless or until the Committee certifies, in writing, that the objective performance goals applicable to the Award for such fiscal year have been satisfied.

          (4)  After a performance goal is established, the Committee shall not revise the performance goal or increase the amount of compensation payable (within the meaning of section 162(m) of the Code) to the Grantee upon the attainment of the performance goal. Notwithstanding the preceding sentence, the Committee may, in its discretion, reduce the compensation payable to a Grantee on the attainment of a performance goal, provided that such reduction in compensation for a Grantee shall not increase the compensation payable to another employee.

        (c)  For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Nonstatutory Stock Options granted to key employees are intended to qualify for the performance-based exception from the tax deductibility limitation imposed by section 162(m) of the Code, as set forth in section 162(m)(4)(C) of the Code. The Committee may, in its sole discretion, determine that the vesting of a Nonstatutory Stock Option shall be contingent on the attainment of performance goals established by the Committee using one or more of the performance targets described in subparagraph (b)(1), above. If the vesting of a Nonstatutory Stock Option is contingent on the attainment of a performance goal as described in the preceding sentence, the Nonstatutory Stock Option shall be subject to subparagraphs (b)(2), (3), and (4), above.

XII.    ACQUISITION OF SHARES PURSUANT TO AWARDS.

        (a)  An Option shall be exercisable at such times and under such conditions as determined by the Committee in accordance with the Plan and the Award Agreement. A Grantee shall give written notice to the Company, completed, executed, and delivered in the form and at the time specified by the Committee, in order to exercise an Option. The notice of intent to exercise an Option shall:

          (1)  identify the Option being exercised and the number of Shares with respect to which the Option is being exercised, and

          (2)  include payment in full of the exercise price for the Shares so purchased, and full payment, in an amount determined by the Company, of any Federal, State, or local tax withholding obligations arising in connection with the exercise of the Option.

        (b)  In addition to any other types of consideration the Committee may permit, the Committee is authorized, but not required, to accept as satisfaction of the exercise price of, and tax withholding obligations with respect to, an Option, one or more of the following:

          (1)  cash, money order, cashier's check, certified check; or other cash equivalent approved by the Committee;

          (2)  delivery of a Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Committee determines are appropriate; or

          (3)  if the exercise of an Option occurs on or after the date the Company becomes a Public Company:

            (A)  surrender of Shares, or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require, which have a Fair Market Value on the date of surrender or attestation equal to the sum of (i) the exercise price of the Option and (ii) any minimum required tax withholding obligation connected with the exercise of the Option, provided that to the extent the Grantee is permitted to deliver Shares to pay any portion of the exercise price of an Option, the Grantee shall have owned such Shares for at least six months as of the delivery date;

            (B)  with respect to a Grantee's minimum required tax withholding obligation connected with the exercise of the Option, withholding by the Company of Shares otherwise deliverable upon the exercise of the Option that have a Fair Market Value not in excess of the Grantee's minimum required tax withholding obligations; or

            (C)  at the Committee's discretion, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of all or a portion of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to satisfy the sum of (I) the aggregate exercise price of the exercised portion of the Option and (II) any minimum required tax withholding obligation connected with the exercise of the Option, and (ii) shall provide written instructions to the Company to deliver the stock certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

        (c)  The exercise of an Option and the grant of Restricted Shares shall be subject to the condition that if at any time the Company shall determine that it is necessary or appropriate as a condition of, or in connection with, such exercise or grant (i) to effect the listing, registration, or qualification on any securities exchange or under any State or Federal law of any Shares otherwise deliverable in connection with such exercise or grant, or (ii) to obtain the consent or approval of counsel or any regulatory body, then any such exercise or grant shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. Any such postponement or limitation affecting the right to exercise an Option or the grant of Restricted Shares shall not extend the time within which the Option may be exercised or the Restricted Shares may be granted, and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary with respect to any Shares with respect to which the Award shall expire, or with respect to which the grant or distribution shall not be effected because of such postponement or limitation.

        (d)  Stock certificates shall not be issued pursuant to the exercise of an Option or the grant of Restricted Shares unless or until the Grantee satisfies any required Federal, State, or other tax withholding obligations arising in connection with such exercise or grant, as applicable, in compliance with Sections XII and XX(c) hereof. After the purchase of Shares pursuant to the exercise of an Option that complies with this Section XII or after the Grantee's satisfaction of any tax withholding obligations in connection with the grant of Restricted Shares, stock certificates shall be issued and may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with right of survivorship.

XIII.    RIGHTS ON TERMINATION OF SERVICE.

        (a)    General.    Except as otherwise provided in an Award Agreement, if a Grantee's Service with the Company or a Parent or Subsidiary terminates for any reason other than death or disability, he may exercise his outstanding Options, to the extent he is entitled to do so as of the date of termination of his Service, at any time or from time to time within 90 days after the date of his termination of Service, but in no event later than the expiration date specified in the Award Agreement. An Option that has not previously expired or been exercised shall automatically terminate at the end of the 90-day period described in the preceding sentence, subject to subparagraph (d), below, and subject to any provisions to the contrary in the Award Agreement. Whether an authorized leave of absence shall constitute a termination of Service for purposes of the Plan shall be determined by the Committee, in its sole discretion.

        (b)    Death.    If a Grantee's Service with the Company or a Parent or Subsidiary ceases due to the Grantee's death, or if the Grantee dies within 90 days after his cessation of Service, any Option held by the Grantee on the date of his death may be exercised at any time within twelve months after the Grantee's death by the Grantee's Beneficiary, to the extent that the Grantee could have been exercised the Option as of the date of his death, provided that the Option shall not be exercised later than the expiration date specified in the Award Agreement.

        (c)    Disability.    If a Grantee's employment with the Company or a Parent or Subsidiary ceases due to his Disability, the Grantee may exercise the Option, to the extent the Grantee could have exercised the Option as of the date his Service terminated, at any time and from time to time, within twelve months after the Grantee terminates his Service, but in no event later than the expiration date specified in the Award Agreement.

        (d)    Change of Status.    If a Grantee changes status from an employee to a consultant or a non-employee director, any Incentive Stock Options held by the Grantee shall convert automatically to Nonstatutory Stock Options as of the 91st day following the Grantee's change in status, to the extent such Incentive Stock Options have not terminated or been exercised as of such date.

XIV.    NONTRANSFERABILITY OF AWARDS.

        (a)  An Award shall not be assignable or transferable by the Grantee except by will or by the laws of descent and distribution, and during the lifetime of the Grantee the Award shall be exercisable only by the Grantee, except as permitted under the following sentence. The Committee may, on a case by case basis, permit a Grantee to transfer a Nonstatutory Stock Option, in whole or in part, during the Grantee's lifetime to one or more members of the Grantee's immediate family, and the extent of such permission shall be enumerated in the Grantee's Award Agreement. "Members of the immediate family" means the Grantee's spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

        (b)  The portion of a Nonstatutory Stock Option transferred pursuant to subparagraph (a) above may be exercised only by the person or persons who acquire a proprietary interest in the Nonstatutory Stock Option pursuant to the transfer. The terms applicable to the transferred portion of the Nonstatutory Stock Option shall be the same as those in effect for the Option under the Grantee's Award Agreement immediately prior to the transfer. The Committee may impose on any transferable Nonstatutory Stock Option such limitations and conditions as the Committee deems appropriate in its sole discretion.

XV.    RIGHT OF REPURCHASE.

        (a)  Except as otherwise provided in an Award Agreement, the Company shall have the right, upon termination of the Grantee's Service, to repurchase Shares acquired by a Grantee pursuant to an Award, as follows (provided that the Shares held by an officer, director or consultant of the Company or a Subsidiary or Parent may be subject to additional restrictions to the extent permitted by Section 260.140.41 of Title 10 of the California Code of Regulations or any successor thereto).

        (b)  The Company's right of repurchase described in this Section XV shall be exercised, if at all, within 90 days after the Grantee's termination of Service (or in the case of Shares issued upon exercise of Options after the Grantee's termination date, within 90 days after the date the Option is exercised).

        (c)  The amount of consideration payable in order to repurchase the Shares shall be equal to: (i) the exercise price or such other original purchase price, if any, as was paid by Grantee for each Share that is not vested; or (ii) the Fair Market Value, as of the date of Grantee's termination of Service, for each such Share that is vested.

        (d)  The Company's right of repurchase shall be exercisable by written notice delivered to the Grantee prior to the expiration of the 90-day period described in subparagraph (b) above. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase shall be effected. Within the 90-day period described in subparagraph (b) above the Company and/or its assigns shall pay to the Grantee, in cash or by cancellation of purchase money indebtedness, an amount equal to the repurchase price determined under subparagraph (c) above. Upon such payment, the Company and/or its assigns shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assignee the number of Shares being repurchased, without further action by the Grantee.

        (e)  Whenever the Company shall have a right of repurchase pursuant to this Section XV, the Company may designate and assign one or more employees, officers, directors or shareholders, or other persons or organizations, to exercise all or a part of such repurchase right.

        (f)    The right to repurchase Shares at the price determined under subparagraph (c) above shall terminate on the date the Company becomes a Public Company.

        (g)  Any transferee of the Grantee and any subsequent transferee shall be subject to the same restrictions on disposition, pledge, or hypothecation of the Shares or other securities that applied to the Grantee. Any Shares issued pursuant to an Award and any Shares or securities issued in exchange therefor or on account thereof before the Company becomes a Public Company shall be endorsed with the following legend:

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED,

  PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE ACCPAC INTERNATIONAL, INC. 2002 STOCK INCENTIVE PLAN AND THE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

XVI.    RIGHT OF FIRST REFUSAL.

        Shares issued pursuant to the exercise of an Award shall be subject to a right of first refusal to the extent, and as set forth, in the Bylaws of the Company. Neither the Grantee nor his transferee shall sell, hypothecate, encumber or otherwise transfer any Shares or any right or interest therein except in compliance with such Bylaws.

XVII.    SECURITIES REQUIREMENTS.

        (a)  Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to the Award upon any securities exchange or under any State or Federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or purchase of shares thereunder, no such Award may be exercised or paid in Shares in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee, and the holder of the Award will supply the Company with such certificates, representations, and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent, or approval.

        (b)  If the Shares subject to an Award have not been registered under the Securities Act as of the date an Option is exercised or the date Restricted Shares are granted, the Committee may require, as a condition to the exercise of the Option or the effectiveness of the grant of Restricted Shares, such representations or agreements as the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing such shares bear an appropriate legend restricting transfer.

        (c)  In the case of directors, officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon an Award that, in the Committee's discretion, are necessary or desirable in order to avoid violations of Section 16(b) of the Exchange Act and the rules and regulations thereunder.

        (d)  If the Company, as part of an offering of securities or otherwise, finds it desirable because of Federal or State regulatory requirements to suspend or reduce the period during which any Option may be exercised, the Committee may, in its discretion and without the Option holders' consent, so suspend or reduce such period on not less than fifteen days' written notice to the holders thereof.

XVIII.    ADJUSTMENT FOR CHANGES IN CAPITALIZATION.

        (a)  In the event that there is any change in the type or number of the Shares through merger, consolidation, reorganization, recapitalization, liquidation, or acquisition of property or stock, or otherwise; or if there shall be any dividend on the Shares that is paid in Shares, or if there shall be a stock split or a combination of Shares, the aggregate number of Shares available for Awards, the number of Shares subject to outstanding Options, and the per-Share exercise price of each outstanding Option may be proportionately adjusted by the Committee as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of the Grantees; provided that any fractional Shares resulting from such adjustments shall be eliminated. The Committee may, in its sole discretion, (i) determine the effect of a liquidation, dissolution, merger, reorganization, or other consolidation on Restricted Shares, (ii) make such adjustment(s) to the type and number of such Restricted Shares as it deems reasonable.

        (b)  If the Company shall be the surviving corporation in a merger, reorganization, or other consolidation of the Company with another entity, Options outstanding immediately before the merger, reorganization, or consolidation shall extend to stock and securities of the Company after the merger, reorganization, or other consolidation under the terms and conditions of the Award Agreement as in effect immediately before the merger, reorganization, or consolidation, except for the substitution, if any, of the underlying Shares or other securities.

        (c)  Shares to which a Grantee shall become entitled as a result of a stock split, dividend, combination of Shares, merger, consolidation, reorganization, recapitalization or other event changing the capitalization of the Company shall have the same status, be subject to the same restrictions, and bear the same legend (if any) as the Shares with respect to which they were issued, except as may be otherwise provided by the Committee.

        (d)  To the extent the adjustments described in this Section XVIII relate to Shares or other securities of the Company, the Committee's determination with respect to any such adjustments shall be final, binding, and conclusive.

XIX.    TERMINATION, SUSPENSION OR MODIFICATION OF THE PLAN.

        (a)  The Board of Directors may at any time terminate, suspend, amend or modify the Plan, in whole or in part, provided that an amendment with respect to (i) the aggregate number of Shares for which Awards may be granted under the Plan (except for adjustments pursuant to Section XVIII hereof), or (ii) the class of persons eligible for Awards shall not be effective prior to shareholder approval of such amendment.

        (b)  No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee under the terms of any Award granted before the date of such termination, suspension or modification of the Plan, unless mutually agreed otherwise by the Grantee and the Committee.

        (c)  The Company or the Committee may, in its discretion, amend an outstanding Award, provided that an amendment that reduces the Grantee's rights or benefits under an Award Agreement may become effective only by means of a writing signed by the Company or the Committee and the Grantee. In the case of any Award that is intended to qualify as performance-based compensation within the meaning of section 162(m) of the Code, the Company and the Committee shall not have authority to amend or adjust the Award in any manner that would cause the Award to fail to meet the requirements of section 162(m) of the Code.

XX.    GENERAL PROVISIONS.

        (a)  Notwithstanding any provision of the Plan to the contrary, to the extent the Company is not a Public Company or to the extent compensation payable to a Grantee pursuant to an Award would be deductible by the Company if such Award failed to comply with the requirements of section 162(m) of the Code and the regulations issued thereunder, such Award shall be valid and compensation thereunder shall be payable in accordance with the terms and conditions described in the Award

Agreement, disregarding any provisions of the Plan or Award Agreement that condition the grant, vesting, or exercise of the Award on compliance with section 162(m) of the Code.

        (b)  Neither the Plan nor the grant of an Award shall confer upon any Grantee any right to be retained in the employ of the Company or its Parent or Subsidiaries, nor shall the Plan or the grant of an Award interfere in any way with the Company's or its Parent's or Subsidiaries' right to terminate the Grantee's Service at any time.

        (c)  The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any Federal, State and/or local tax withholding obligations in connection with the grant or exercise of an Award. If the Grantee does not satisfy such tax withholding obligations in a manner satisfactory to the Company, the Company shall have the right to collect an amount sufficient to satisfy any Federal, State and/or local tax withholding obligations from amounts otherwise payable by the Company or a Parent or Subsidiary to the Grantee, to the extent permitted by law.

        (d)  Except as otherwise provided by the Committee, a Grantee shall have no rights as a shareholder with respect to any Shares covered by an Award until the issuance of an unrestricted stock certificate in his name with respect to such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such unrestricted stock certificate.

        (e)  No fractional Shares shall be issued or delivered under the Plan with respect to any Award. Except as provided in Section XVIII hereof, the Committee shall have full discretion to determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled or terminated.

        (f)    If any provision of the Plan is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed to be amended to conform with applicable laws, or if the provision cannot be so construed or deemed amended without, in the discretion of the Board, materially altering the intent of the Plan, such provision shall be severed as to the jurisdiction and the remainder of the Plan shall remain in full force and effect.

        (g)  The headings in the Plan are for convenience of reference only and shall not be deemed a part of the Plan for purposes of the interpretation or construction of the Plan.

        (h)  The validity and construction of the Plan and any agreement evidencing the grant of an Award thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or any such agreement to the substantive law of another jurisdiction, except to the extent (i) superseded by any applicable Federal law, or (ii) expressly indicated to be subject to particular provisions of California law.

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  Exhibit 10.6
ACCPAC INTERNATIONAL, INC. 2002 STOCK INCENTIVE PLAN